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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Rare Medium Group, Inc.:

    We consent to the use of our report incorporated by reference in this registration statement and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KMPG LLP

New York, New York
May 23, 2002